UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                                 ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2004
                                                   ----------------

                          GVI SECURITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      000-21295                77-0436410
----------------------------         -------------        ----------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
 of incorporation)                    File Number)        Identification Number)

           2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (972) 245-7353
                                                           --------------

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Item 1.01. Entry into a Material Definitive Agreement.

      On October 19, 2004, we, our subsidiary, GVI Security Inc. and Thomas Wade, the beneficial holder of approximately 14% of our Common Stock and previously the President of our subsidiary, entered into a Mutual Separation Agreement whereby the parties mutually agreed to the termination of Mr. Wade's employment with our subsidiary. In accordance with Mr. Wade's employment agreement, Mr. Wade will be entitled to receive severance payments equal to one year of his annual base salary of $350,000. In addition, for a period of one-year, Mr. Wade will continue to receive a car allowance of $800 per month, an unaccounted for expense reimbursement of $1,200 per month, and medical benefits. We have also agreed that Mr. Wade's options to purchase 1,975,020 shares of our Common Stock shall vest in full. Mr. Wade has agreed to release us in full from any and all claims and to continue to be bound by all the terms of his employment agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1      Mutual Separation Agreement, dated as of September 30,
                  2004, by and among GVI Security, Inc., GVI Security Solutions, Inc. and Thomas Wade.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2004

                                       GVI SECURITY SOLUTIONS, INC.

                                       By:  /s/ Nazzareno E. Paciotti
                                            ------------------------------------
                                            Name:  Nazzareno Paciotti
                                            Title: Chief Executive Officer and
                                            Chief Financial Officer

                                  EXHIBIT INDEX

No.               Description

10.1 Mutual Separation Agreement, dated as of September 30, 2004, by and among GVI Security, Inc., GVI Security Solutions, Inc. and Thomas Wade.